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                                                                  Exhibit (a)(3)

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                                      of
                           Orion Capital Corporation
                                      to
                             NTG Acquisition Corp.
                      an indirect wholly-owned subsidiary
                                      of
                   Royal & Sun Alliance Insurance Group plc
                   (Not to be used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $1.00 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Orion Capital Corporation, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                 Citibank N.A.
                        By Overnight Courier Delivery:
                                 Citibank N.A.
                                 915 Broadway
                                   5th Floor
                           New York, New York 10010

        By Mail:           Facsimile for Eligible             By Hand:
      Citibank N.A.        Institutions:                    Citibank N.A.
      P.O. Box 685              (212) 505-2248         Corporate Trust Window
   Old Chelsea Station   Facsimile Confirmation Only:    111 Wall Street 5th
New York, New York 10113        (800) 270-0808                  Floor
                                                      New York, New York 10043

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

The undersigned hereby tenders to NTG Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Royal & Sun Alliance Insurance Group plc, a public limited company organized under the laws of England and Wales ("Royal plc"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 16, 1999 and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below of the common stock, par value $1.00 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Orion Capital Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:                         Name(s) of Record Holder(s):
_____________________________________     _____________________________________
_____________________________________     _____________________________________
                                                     (Please Print)


Certificate Nos. (if available):
_____________________________________     Address(es): ________________________
Check box if Shares will be tendered      _____________________________________
by book-entry transfer:  [_]                                         (Zip Code)
                                          Area Code and Tel. No.: _____________


Account Number: _____________________
Dated: ____________, 1999                 Signature(s): _______________________
                                          _____________________________________
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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts maintained at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three (3) trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

_____________________________________     _____________________________________
            Name of Firm                          Authorized Signature


_____________________________________     Name: _______________________________
               Address                                Please Print


_____________________________________     _____________________________________
                             Zip Code                     Title


Area Code and Tel. No.: _____________     Dated: ____________, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.